Exhibit 10.2

EXECUTION VERSION

DEBT ASSIGNMENT AND RELEASE AGREEMENT

THIS DEBT ASSIGNMENT AND RELEASE AGREEMENT (the “Agreement”) is entered into and effective as of December 15, 2022 (the “Effective Date”) by and between Joway Health Industries Group Inc., a Nevada corporation (“Assignor”) and JHP Holdings, Inc., a Nevada corporation (“Assignee”).

WHEREAS, Assignor was advanced monies in the amount set forth on Schedule A attached hereto (the “Outstanding Debt”) by its legal services provider, Crone Law Group, PC (“CLG”); and

WHEREAS, Assignee is currently the majority stockholder of Assignor, and in connection with the transactions contemplated by that certain Share Exchange Agreement (the “Share Exchange Agreement”) to be entered into by and among International CuMo Mining Corporation (“ICUMO”), the shareholders of ICUMO and Assignor, Assignor wishes to assign all of its rights and obligations with respect to the Outstanding Debt to Assignee (the “Assignment”), and Assignee wishes to accept such rights and obligations, as set forth below.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment. Assignor hereby irrevocably sells, transfers, and assigns to Assignee, and Assignee hereby accepts such transfer and assignment as of the Effective Date, all of Assignor’s rights and obligations with respect to the Outstanding Debt. Hereafter, Assignor disclaims any further interest in, or obligations under, the Outstanding Debt. In connection with this assignment, Assignor represents and warrants that:

(i)	The Outstanding Debt constitutes all of the liabilities owed by Assignor to CLG; and

(ii)	CLG is the sole party to whom Assignor owes the Outstanding Debt; and

(iii)	Assignor has the right, power, and authority to execute this Agreement; and

(iv)	No promissory note was issued pursuant to the Outstanding Debt.

2. Release. The execution and delivery of this Agreement, by operation thereof and without any further action on the part of the parties hereto, shall effect a release and discharge by CLG and its affiliates and past, present and future officers, directors, shareholders, employees, agents, successors and assigns from all manner of action, cause and causes of action, suits, debts, sums of money, accounts, covenants, controversies, agreements, promises, damages, judgments, executions, costs, expenses, rights, claims or demands whatsoever, at law or in equity, existing at the date thereof, at any time before the date thereof, or thereafter arising, both anticipated and unanticipated, known and unknown, contingent and non-contingent, liquidated and non-liquidated, that CLG has had, now has, then has or may have against Assignor or its past, present or future officers, directors, shareholders, employees, agents, successors or assigns by reason of any cause or thing, arising or to arise, out of the Outstanding Debt and any and all agreements or other arrangements, written or oral, concerning the Outstanding Debt. Said release shall be effective as of the Effective Date; provided, however that this release and discharge does not apply to the Assignee in any manner, including in relation to its status as a past, present, or future shareholder of the Assignor.

3.Conditions. This Agreement is conditioned upon the issuance of the shares by Assignor to the shareholders of ICUMO as contemplated by the Share Exchange Agreement.

4.Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

5.Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Assignment shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

5.Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.

6.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns. This Agreement may not be assigned without the consent of the other parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ASSIGNOR:

Joway Health Industries Group Inc.

/s/ Ramon Lata

Name:	Ramon Lata

Title:	President

ASSIGNEE:

JHP Holdings, Inc.

By:	/s/ Ramon Lata

Name:	Ramon Lata

Title:	President

By execution and delivery of this Agreement, Crone Law Group, PC agrees and acknowledges that as of the Effective Date, the release set forth in Section 2 shall be effective and the Outstanding Debt shall be due and payable from JHP Holdings, Inc.

Crone Law Group, PC

By:	/s/ Mark Crone

Name:	Mark E. Crone

Title:	Principal

[Signature Page to Debt Assignment and Release Agreement]